EXHIBIT 3.2
THE BRINK’S COMPANY

BYLAWS

ARTICLE I

NAME

The name of the corporation is The Brink’s Company.

ARTICLE II

OFFICES

1.    Registered Office and Registered Agent. The corporation shall maintain a registered office and a registered agent in the Commonwealth of Virginia as required by the laws of said Commonwealth.

2.    Other Offices. The corporation shall in addition to its registered office in the Commonwealth of Virginia establish and maintain an office or offices at such place or places as the Board of Directors may from time to time find necessary or desirable.

ARTICLE III

CORPORATE SEAL

The corporate seal of the corporation shall have inscribed thereon the name of the corporation, the fact of its establishment in the Commonwealth of Virginia and the words “Corporate Seal.” Such seal may be used by causing it or a facsimile thereof to be impressed, affixed, printed or otherwise reproduced.

ARTICLE IV

MEETINGS OF SHAREHOLDERS

1.    Place of Meetings. Meetings of the shareholders shall be held at such place, within or without the Commonwealth of Virginia, as the Board of Directors may determine.

2.    Quorum. A majority of the votes entitled to be cast by a voting group on a matter shall constitute a quorum of the voting group for action on that matter at any meeting of the shareholders, except as otherwise provided by statute, the Articles of Incorporation or these bylaws. The shareholders entitled to vote thereat, present in person or by proxy, or the chairman of the meeting shall have power to adjourn or postpone any meeting of the shareholders from time to time, without notice other than announcement at the meeting before adjournment and without notice before postponement (except as otherwise provided by statute). At such adjourned or postponed meeting any business may be transacted that might have been transacted at the meeting as originally notified.

3.    Right to Vote; Written Authorization. At any meeting of the shareholders each shareholder having the right to vote shall be entitled to vote in person, or by proxy. Appointment of a proxy may be accomplished by the shareholder or such shareholder’s duly authorized attorney-in-fact or authorized officer, director, employee or agent signing an appointment form authorizing another person or persons to act for the shareholder as proxy or causing such shareholder’s signature to be affixed to such appointment form by any reasonable means, including, but not limited to, by facsimile signature. Any such appointment form shall bear a date not more than eleven months prior to said meeting, unless such appointment form provides for a longer period. All appointment forms shall be effective when received by the Secretary or other officer or agent of the corporation authorized to tabulate votes.

4.    Electronic Authorization. The Chief Executive Officer or the Secretary may approve procedures to enable a shareholder or a shareholder’s duly authorized attorney-in-fact to authorize another person or persons to act for him or her as proxy by transmitting or authorizing the transmission of a telegram, cablegram, internet transmission, telephone transmission or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such transmission must either set forth or be submitted with information from which the inspectors of election can determine that the transmission was authorized by the shareholder or the shareholder’s duly authorized attorney-in-fact. If it is determined that such transmissions are valid, the inspectors shall specify the information upon which they relied. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

5.    Voting. Except as otherwise provided in the Articles of Incorporation, at each meeting of the shareholders each shareholder shall have one vote for each share having voting power, registered in the shareholder’s name on the share transfer books of the corporation at the record date fixed in accordance with these bylaws, or otherwise determined, with respect to such meeting. Except as otherwise expressly provided by statute, the Articles of Incorporation or these bylaws, any proposed action, other than the election of directors, by a voting group is approved if a quorum of the voting group exists and the votes cast within the voting group favoring the action exceed the votes cast opposing the action.

6.    Notice of Meetings. Except as otherwise prescribed by statute, notice of any meeting of the shareholders shall be given to each shareholder entitled to vote thereat not less than 10 nor more than 60 days before the meeting. Such notice shall state the date, time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

7.    Electronic Transmission of Notice. Without limiting the manner by which notice otherwise may be given effectively to shareholders, any notice to shareholders given by the corporation, under any provision of the Virginia Stock Corporation Act, the Articles of Incorporation or these bylaws, shall be effective if given by a form of electronic transmission consented to by the shareholder to whom the notice is given. Any such consent shall be revocable by the shareholder by written notice to the corporation. Any such consent shall be deemed revoked if (i) the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given pursuant to this Section shall be deemed given: (1) if by facsimile telecommunication, when directed to a number at which the shareholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the shareholder has consented to receive notice; (3) if by a posting on an electronic network together with separate notice to the shareholder of such specific posting when such notice is directed to the record address of the shareholder or to such other address at which the shareholder has consented to receive notice, upon the later of such posting or the giving of such separate notice; and (4) if by any other form of electronic transmission, when consented to by the shareholder.

8.    Chairman of the Meeting. The Chairman of the Board shall preside over all meetings of the shareholders. If he or she is not present, or if there is none in office, the Chief Executive Officer shall preside. If the Chairman of the Board and the Chief Executive Officer are not present, a Vice President shall preside, or, if none be present, a chairman shall be elected by the meeting. The Secretary shall act as secretary of the meeting, if he or she is present. If he or she is not present, the chairman of the meeting shall appoint a secretary of the meeting. The chairman of the meeting, at his or her discretion, may adjourn or postpone the meeting from time to time, whether or not there is a quorum, and may determine the date, time and place that a meeting so adjourned or postponed is to reconvene. The chairman of the meeting shall prescribe rules of procedure for the meeting, including the order of business, and shall determine the time reasonably allotted to each speaker at the meeting.

9.    Inspectors. One or more inspectors for any meeting of shareholders shall be appointed by the chairman of such meeting. Inspectors so appointed, shall receive and take charge of proxies and ballots, and shall decide all questions as to the qualifications of voters, validity of proxies and ballots, and the number of votes properly cast.

10.    Annual Meeting of Shareholders. The annual meeting of the shareholders shall be held on the first Friday in May at ten o’clock in the morning, local time, or on such other day or at such other time as the Board of Directors may determine. At each annual meeting of the shareholders, a nominee for director shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of the shareholders for which (i) the Secretary receives a notice that a shareholder has nominated a person for election to the Board in compliance with the advance notice requirements for shareholder nominees for director set forth in Article IV, Section 12 and (ii) such nomination has not been withdrawn by such shareholder on or prior to the 10th day preceding the date the corporation first mails its notice of meeting for such meeting to the shareholders (a “contested election”). If directors are to be elected by a plurality of the votes cast, the shareholders shall not be permitted to vote against a nominee. The Board of Directors has established procedures set forth in the Corporate Governance Guidelines under which in any non-contested election of directors, any incumbent director nominee who receives a greater number of votes cast against his or her election than in favor of his or her election shall tender his or her resignation, and the Board of Directors shall decide, through a process managed by the Committee (as defined in the Corporate Governance Guidelines) whether to accept or reject the resignation, or whether other action should be taken. Any vacancy resulting from the non-election of a director under this Section 10 may be filled by the Board of Directors as provided in Article V. Any other proper business brought in accordance with these Bylaws may be transacted at the annual meeting. The chairman of the meeting shall be authorized to declare whether any business is properly brought before the meeting, and, if he or she shall declare that it is not so brought, such business shall not be transacted. Without limiting the generality of the foregoing, the chairman of the meeting may declare that matters relating to the conduct of the ordinary business operations of the corporation are not properly brought before the meeting.

11.    Special Meeting of Shareholders.

(a)     A special meeting of the shareholders for any purpose or purposes may be called by the Chairman of the Board, by the Board of Directors or by the Chief Executive Officer. Business transacted at any special meeting of the shareholders shall be confined to the purpose or purposes stated in the notice of the meeting.

(b)    In addition, a special meeting of the shareholders shall be called by the Secretary following the receipt by the Secretary of a written request for a special meeting of the shareholders (a “Special Meeting Request”) from one or more record holders representing ownership of at least 20% (the “Requisite Percentage”) of the outstanding shares of the corporation’s stock entitled to vote (the “Requisite Holders”) if such Special Meeting Request complies with the requirements set forth in this Section 11. For the purposes of this Section 11, a shareholder shall be deemed to “own” only those outstanding shares of the corporation’s stock as to which such shareholder possesses both (A) the full voting and investment rights pertaining to the shares and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares (1) sold by or on behalf of such shareholder in any transaction that has not been settled or closed, (2) borrowed by or on behalf of such shareholder for any purpose or purchased by such shareholder pursuant to an agreement to resell or (3) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by or on behalf of such shareholder whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the corporation’s stock, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such shareholder’s full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such shareholder. A shareholder’s ownership of shares shall be deemed to continue during (A) any period in which the shareholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the shareholder, or (B) has loaned such shares, provided that the person has the power to recall such loaned shares on not more than three business days’ notice. Whether outstanding shares of the corporation’s stock are “owned” for these purposes shall be determined by the Board of Directors, which determination shall be conclusive and binding on the corporation and its shareholders.

(c)    If a Special Meeting Request complies with this Section 11, the Board of Directors shall determine the record date (in accordance with Article XIX herein), place (if any), date and time of the special meeting of shareholders requested in such Special Meeting Request. The date of any such special meeting shall not be more than 90 days after the Secretary’s receipt of the properly submitted Special Meeting Request; provided however, that in the event that a Special Meeting Request is received after the expiration of the advance notice period set forth in Section 12(b), but before the annual meeting of shareholders, the Board of Directors may use its discretion to set the date of a special meeting no more than 10 days following the annual meeting of shareholders.

(d)    A Special Meeting Request must be delivered by hand, by registered U.S. mail (return receipt requested), or by courier service to the attention of the Secretary at the principal office of the corporation (“Proper Delivery”). A Special Meeting Request shall only be valid if it is signed and dated by each of the Requisite Holders (or their duly authorized agents) and if such request includes: (i) if a purpose of the special meeting of shareholders is the election of one or more directors, as to each person who is proposed as a nominee for election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regardless of the application of the Exchange Act to such nomination, and such person’s written consent to being named in the proxy statement as nominee and to serving as such a director if elected; (ii) as to any other business desired to be brought at the special meeting of shareholders, a brief description of the business desired to be brought before the special meeting of shareholders, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the corporation, the language of the proposed amendment), the reasons for conducting such business at the special meeting of shareholders and any material interest in such business of each such Requisite Holder; (iii) the name and address of each Requisite Holder, as they appear on the corporation’s books; (iv) the class and number of shares of capital stock of the corporation that are owned of record by each such Requisite Holder; (v) a representation that one or more of the Requisite Holders intends to appear in person or by proxy at the special meeting of shareholders to propose the business to be conducted at the special meeting of shareholders; (vi) a representation as to whether one or more of the Requisite Holders intend to solicit proxies with respect to any business to be conducted at the special meeting of shareholders; (vii) one or more written statements from the Requisite Holders verifying that, as of a date within seven calendar days prior to the date the Special Meeting Request is delivered to or mailed and received by the corporation, the Requisite Holders own the Requisite Percentage and the Requisite Holders agree to provide, within five business days after the record date for the meeting, written statements verifying the Requisite Holders’ continuous ownership of the Requisite Percentage through the record date for the special meeting of shareholders; (viii) any other information that may be required pursuant to these bylaws, including but not limited to such information, if applicable, which shall be set forth in a shareholder’s notice required by Article IV, Section 12, or which may be required to be disclosed under the Virginia Stock Corporation Act; (ix) a representation that will update and supplement, if necessary, the Special Meeting Request if there is a material change in the information set forth therein and deliver such update or supplement to the Secretary by Proper Delivery and (x) any other information reasonably requested by the corporation.

(e)    A Special Meeting Request shall not be valid (and thus the special meeting of shareholders requested pursuant to the Special Meeting Request will not be held) if (i) the Special Meeting Request relates to an item of business that is not a proper subject for shareholder action under applicable law; or (ii) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Exchange Act. For purposes of this paragraph, the date of delivery of the Special Meeting Request shall be the first date on which a valid Special Meeting Request in which Requisite Holders representing at least the Requisite Percentage has been delivered to or mailed and received by the corporation by Proper Delivery.

(f)    Only matters that are stated in the Special Meeting Request shall be brought before and acted upon during the special meeting of shareholders called according to the Special Meeting Request; provided, however, that nothing herein shall prohibit the Board of Directors from submitting any matters to the shareholders at any special meeting of shareholders called by the shareholders pursuant to this Section 11.

(g)    Requisite Holders may revoke a Special Meeting Request by written revocation delivered to the corporation at any time prior to the special meeting of shareholders; provided, however, the Board of Directors shall have the sole discretion to determine whether to proceed with the special meeting of shareholders following such written revocation. Additionally, a Requisite Holder whose signature (or authorized agent’s signature) appears on a Special Meeting Request may revoke such Requisite Holder’s participation in a Special Meeting Request at any time by written revocation delivered to the Secretary in the same manner as the Special Meeting Request and if, following any such revocation, the remaining Requisite Holders participating in the Special Meeting Request do not represent at least the Requisite Percentage, the Special Meeting Request shall be deemed revoked. Likewise, any reduction in percentage stock ownership of the Requisite Holders below the Requisite Percentage following delivery of the Special Meeting Request to the Secretary shall be deemed to be a revocation of the Special Meeting Request.

(h)    If none of the Requisite Holders appears or sends a representative to present the business or nomination submitted by the shareholders in the Special Meeting Request to be conducted at the special meeting of shareholders, the corporation need not conduct any such business or nomination for a vote at such special meeting of shareholders.

12.    Advance Notice of Nominations and Shareholder Business. (a) Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders only (A) pursuant to the corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or (C) by any shareholder of the corporation who was a shareholder of record of the corporation who is entitled to vote at the meeting at the time the notice provided for in this Section 12 is received by the Secretary of the corporation and who complies with the notice procedures set forth in this Section 12. Clause (C) of the immediately preceding sentence shall be the exclusive means for a shareholder to make a nomination or propose business before an annual meeting of shareholders.

(b)    For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to paragraph (a) of this Section 12, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for shareholder action. To be timely, a shareholder’s notice must be received by the Secretary at the principal office of the corporation not later than the close of business on the 120th day nor earlier than the close of business on the 180th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the 180th day prior to such annual meeting and not later than the close of business on the later of the 120th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period, or extend any time period, for the giving of a shareholder’s notice as described above. Such shareholder’s notice shall set forth: (A) as to each person whom the shareholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required in each case pursuant to Regulation 14A under the Exchange Act, regardless of the application of the Exchange Act to such nomination, and such person’s written consent to being named in the proxy statement as a nominee and to serving as such a director if elected; (B) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such shareholder, as they appear on the corporation’s books, and of such beneficial owner, (2) the class and number of shares of capital stock of the corporation that are owned beneficially and of record by such shareholder and such beneficial owner as well as any derivative or synthetic instrument, convertible security, put, option, stock appreciation right, swap or similar contract, agreement, arrangement or understanding the value of or return on which is based on or linked to the value of or return on any of shares of capital stock of the corporation, (3) any proxy (other than a revocable proxy given in response to a solicitation statement filed pursuant to, and in accordance with, Section 14(a) of the Exchange Act), voting trust, voting agreement or similar contract, arrangement, agreement or understanding pursuant to which the shareholder or beneficial owner on whose behalf the nomination or proposal is being made has a right to vote or direct the voting of any shares of the corporation’s capital stock, (4) a representation that the shareholder is a holder of record of capital stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (5) a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group that intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from shareholders in support of such proposal or nomination. In addition, to be timely, a shareholder’s notice shall further be updated and supplemented, if necessary, (1) as of the voting record date for the meeting and (2) as of the date that is 10 days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal office of the corporation. With respect to any proposal of business, the notice requirements of this Section 12 shall be deemed satisfied by a shareholder if the shareholder has notified the corporation of his, her or its intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such shareholder’s proposal will be included in a proxy statement that will be prepared by the corporation to solicit proxies for such annual meeting. The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation.

(c)    Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the corporation who is a shareholder of record at the time the notice provided for in this Section 12 is received by the Secretary of the corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 12. In the event the corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder entitled to vote in such election of directors may nominate a person or persons, as the case may be, for election to such position(s) as specified in the corporation’s notice of meeting, if the shareholder’s notice required by paragraph (b) of this Section 12 is received by the Secretary at the principal office of the corporation not earlier than the close of business on the 180th day prior to such special meeting, and not later than the close of business on the later of the 120th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period, or extend any time period, for giving of a shareholder’s notice as described above.

(d)    Only such persons who are nominated in accordance with the procedures set forth in this Section 12 shall be eligible at an annual or special meeting of shareholders of the corporation to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 12. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (A) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 12 (including whether the shareholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such shareholder’s nominee or proposal in compliance with such shareholder’s representation as required by clause (C) of paragraph (b) of this Section 12) and (B) if any such nomination or proposal was not properly made or proposed (or such shareholder or beneficial owner did not act in accordance with such shareholder’s representation as required by clause (C) of paragraph (b) of this Section 12), to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 12, if the shareholder (or a designated representative of the shareholder) does not appear at the annual or special meeting of shareholders of the corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation.

(e)    For purposes of this Section 12, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed or furnished, as the case may be, by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(f)    Notwithstanding the foregoing provisions of this Section 12, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 12. Nothing in this Section 12 shall be deemed to affect any rights (A) of shareholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) of the holders of any class or series of preferred stock, if any, to elect directors pursuant to any applicable provisions of the Articles of Incorporation.

(g)    The corporation shall include in its proxy statement for any annual meeting of shareholders the name, together with the Required Information (as defined below), of any person nominated for election to the Board of Directors (a “Shareholder Nominee”) identified in a timely notice (the “Notice”) that satisfies this Section 12 delivered to the principal office of the corporation, addressed to the Secretary, by one or more shareholders who at the time the request is delivered satisfy the ownership and other requirements of subsections (a), (b) and (g) of this Section 12 (such shareholder or shareholders, and any Associated Person (as defined below) of such shareholder or shareholders, the “Eligible Shareholder”), and who expressly elects to have its nominee included in the corporation’s proxy materials pursuant to this subsection (g). To be timely, the Notice must be received by the Secretary not less than one hundred twenty (120) calendar days prior to the anniversary date of the immediately preceding mailing date for the notice of annual meeting of shareholders.

(i)    For purposes of this subsection (g), the “Required Information” that the corporation will include in its proxy statement is (A) the information concerning the Shareholder Nominee and the Eligible Shareholder that, as determined by the corporation, is required to be disclosed in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, and (B) if the Eligible Shareholder so elects, a Statement (as defined below). For purposes of this subsection (g), “Associated Person” means any affiliate, associate of, or any other party acting in concert with or on behalf of, (A) a shareholder nominating a Shareholder Nominee or (B) any beneficial owner on whose behalf the shareholder is acting.

(ii)    The corporation shall not be required to include a Shareholder Nominee in its proxy materials for any special meeting of shareholders or for any annual meeting of shareholders for which (A) the Secretary of the corporation receives a notice that the Eligible Shareholder has nominated a person for election to the Board of Directors pursuant to the notice requirements set forth in subsection (a) of this Section 12 and (B) the Eligible Shareholder does not expressly elect as part of providing the notice to have its nominee included in the Corporation’s proxy materials pursuant to this subsection (g).

(iii)    The number of Shareholder Nominees (including any Shareholder Nominees elected to the Board of Directors at either of the two preceding annual meetings who are standing for reelection and any Shareholder Nominees that were submitted by an Eligible Shareholder for inclusion in the corporation’s proxy materials pursuant to this subsection (g) but either are subsequently withdrawn or that the Board of Directors or any committee designated by the Board of Directors decides to nominate for election to the Board of Directors (a “Board Nominee”)) appearing in the corporation’s proxy materials with respect to a meeting of shareholders shall not exceed the greater of (A) two Shareholder Nominees and (B) 20% of the number of directors in office as of the last day on which the Notice may be delivered, or if such amount is not a whole number, the closest whole number below 20%. In the event that the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this subsection (g) exceeds this maximum number, each Eligible Shareholder shall select one Shareholder Nominee for inclusion in the corporation’s proxy materials until the maximum number is reached, going in the order of the amount (largest to smallest) of shares of the corporation’s stock eligible to vote in the election of directors each Eligible Shareholder disclosed as owned in the written notice of the nomination submitted to the corporation. If the maximum number is not reached after each Eligible Shareholder has selected one Shareholder Nominee, this selection process shall continue as many times as necessary, following the same order each time, until the maximum number is reached.

(iv)    An Eligible Shareholder must have owned (as defined below) 3% or more of the outstanding shares of the corporation’s stock eligible to vote in the election of directors continuously for at least three years (the “Required Shares”) as of both the date the Notice is delivered to the corporation and the record date for determining shareholders entitled to vote at the meeting and must continue to own the Required Shares through the meeting date. For purposes of satisfying the foregoing ownership requirement under this subsection (g), (A) the shares of stock of the corporation owned by one or more shareholders, or by the person or persons who own shares of the corporation’s stock and on whose behalf any shareholder is acting, may be aggregated, provided that the number of shareholders and other persons whose ownership of shares is aggregated for such purpose shall not exceed 20, and further provided that the group of shareholders shall have provided to the Secretary of the corporation as a part of providing the Notice a written agreement executed by each of its members designating one of the members as the exclusive member to interact with the corporation for purposes of this Section 12 on behalf of all members, and (B) a group of funds under common management and investment control shall be treated as one shareholder or person for this purpose. Within the time period specified for providing the Notice, an Eligible Shareholder must provide the following information in writing to the Secretary of the corporation (in addition to the information required to be provided by subsection (b) of this Section 12): (A) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven calendar days prior to the date the Notice is delivered to or mailed and received by the corporation, the Eligible Shareholder owns, and has owned continuously for the preceding three years, the Required Shares, and the Eligible Shareholder’s agreement to provide, within five business days after the record date for the meeting, written statements from the record holder and intermediaries verifying the Eligible Shareholder’s continuous ownership of the Required Shares through the record date, (B) the written consent of each Shareholder Nominee to be named in the proxy statement as a nominee and to serve as a director if elected, (C) a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act, (D) a representation that the Eligible Shareholder (1) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent, (2) has not nominated and will not nominate for election to the Board of Directors at the meeting any person other than the Shareholder Nominee(s) being nominated pursuant to this subsection (g), (3) has not engaged and will not engage in, and has not and will not be, a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its Shareholder Nominee(s) or a Board Nominee, (4) will not distribute to any shareholder any form of proxy for the meeting other than the form distributed by the corporation, (5) intends to continue to own the Required Shares through the date of the meeting, and (6) will provide facts, statements and other information in all communications with the corporation and its shareholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, (E) an undertaking that the Eligible Shareholder agrees to (1) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the corporation’s shareholders or out of the information that the Eligible Shareholder provided to the corporation, (2) indemnify and hold harmless the corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Shareholder pursuant to this subsection (g), (3) file with the Securities and Exchange Commission all soliciting and other materials as required under subdivision (x) of this subsection (g), and (4) comply with all other applicable laws, rules, regulations and listing standards with respect to any solicitation in connection with the meeting, and (F) if the Eligible Shareholder did not submit the name(s) of the Shareholder Nominee(s) to the Corporate Governance and Nominating Committee of the Board of Directors for consideration as Board Nominee(s), a brief explanation why the Eligible Shareholder elected not to do so. The inspectors of elections shall not give effect to the Eligible Shareholder’s votes with respect to the election of directors if the Eligible Shareholder does not comply with each of the representations in clause (D) above.

(v)    For purposes of this subsection (g), an Eligible Shareholder shall be deemed to “own” only those outstanding shares of the corporation’s stock as to which a shareholder who is the Eligible Shareholder or is included in the group that constitutes the Eligible Shareholder possesses both (A) the full voting and investment rights pertaining to the shares and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares (1) sold by or on behalf of such shareholder in any transaction that has not been settled or closed, (2) borrowed by or on behalf of such shareholder for any purpose or purchased by such shareholder pursuant to an agreement to resell or (3) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by or on behalf of such shareholder whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the corporation’s stock, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such shareholder’s full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such shareholder. A shareholder shall “own” shares held in the name of a nominee or other intermediary so long as the shareholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A shareholder’s ownership of shares shall be deemed to continue during (A) any period in which the shareholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the shareholder, or (B) has loaned such shares, provided that the person has the power to recall such loaned shares on not more than three business days’ notice. Whether outstanding shares of the Corporation’s stock are “owned” for these purposes shall be determined by the Board of Directors, which determination shall be conclusive and binding on the corporation and its shareholders.

(vi)    The Eligible Shareholder may provide to the Secretary of the corporation, within the time period specified for providing the Notice, a written statement for inclusion in the corporation’s proxy statement for the meeting, not to exceed 500 words, in support of the Shareholder Nominee’s candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Section 12, the corporation may omit from its proxy materials any information or statement that it believes would violate any applicable law, rule, regulation or listing standard.

(vii)    The corporation shall not be required to include, pursuant to this subsection (g), a Shareholder Nominee in its proxy materials (A) for any meeting for which the

Secretary of the corporation receives a notice that the Eligible Shareholder or any other shareholder has nominated a Shareholder Nominee for election to the Board of Directors pursuant to the requirements of subsection (a) of this Section 12 and does not expressly elect at the time of providing the notice to have its nominee included in the corporation’s proxy materials pursuant to this subsection (g), (B) if the Eligible Shareholder who has nominated such Shareholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its Shareholder Nominee(s) or a Board Nominee, (C) who is not independent under the listing standards of the principal exchange upon which the corporation’s stock is traded, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the corporation’s directors, as determined by the Board of Directors, (D) whose election as a member of the Board of Directors would cause the corporation to be in violation of these By-Laws, the corporation’s Articles of Incorporation, the listing standards of the principal exchange upon which the corporation’s stock is traded, or any applicable state or federal law, rule or regulation, (E) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (F) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past 10 years, (G) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (H) if such Shareholder Nominee or the applicable Eligible Shareholder shall have provided information to the corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, as determined by the Board of Directors, (I) if the Eligible Shareholder who has nominated such Shareholder Nominee has filed a Schedule 13D with respect to the corporation within the past year or (J) if the Eligible Shareholder or applicable Shareholder Nominee otherwise breaches any of its or their obligations, agreements or representations under this Section 12.

(viii)    Notwithstanding anything to the contrary set forth herein, the chairman of the meeting shall declare a nomination by an Eligible Shareholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the corporation, if the Shareholder Nominee(s) and/or the applicable Eligible Shareholder shall have breached its or their obligations, agreements or representations under this Section 12, as determined by the Board of Directors or the chairman of the meeting.

(ix)    In addition to the information required to be provided by the Eligible Shareholder by subsections (b) and (d) of this Section 12, each Shareholder Nominee and each Board Nominee shall provide to the Secretary of the corporation, within two weeks of receipt of the Secretary’s written request therefore, the following information: (A) a completed copy of the corporation’s form of director’s questionnaire and a written consent of the Shareholder Nominee or the Board Nominee to the corporation following such processes for evaluation of such Nominee as the corporation follows in evaluating any other potential Board Nominee, as provided by the Secretary; (B) the Shareholder Nominee’s or the Board Nominee’s agreement to comply with the corporation’s corporate governance, conflict of interest, confidentiality, share ownership and share trading policies, as provided by the Secretary; (C) written confirmation that the Shareholder Nominee or the Board Nominee (1) does not have, and will not have, any agreement or understanding as to how he or she will vote on any matter and (2) is not a party to, and will not become a party to, any outside compensation arrangement relating to service as a director of the corporation that has not been disclosed to the Secretary of the corporation; and (D) written disclosure of any transactions between the Eligible Shareholder and the Shareholder Nominee or the Board Nominee within the preceding five years.

(x)    The Eligible Shareholder shall file with the Securities and Exchange Commission any solicitation or other communication with the corporation’s shareholders relating to the meeting at which the Shareholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act, or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act.
(xi)    No person may be a member of more than one group of persons constituting an Eligible Shareholder under this subsection (g).

(xii)    Any Shareholder Nominee who is included in the corporation’s proxy materials for a particular meeting of shareholders but either (A) withdraws from or becomes ineligible or unavailable for election at the meeting, or (B) does not receive at least 25% of the votes cast in favor of the Shareholder Nominee’s election, shall be ineligible to be a Shareholder Nominee pursuant to this subsection (g) for the next two annual meetings of shareholders following the meeting for which the Shareholder Nominee has been nominated for election.

ARTICLE V

DIRECTORS

1.    General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs shall be managed under the direction of, the Board of Directors, subject to any limitation set forth in the Articles of Incorporation.

2.    Number and Term of Directors. The Board of Directors shall consist of ~~nine~~ eight members. The directors shall serve such terms as are provided under the Articles of Incorporation and applicable law.

3.    Change in Number of Directors. The number of directors may at any time be increased or decreased, within the variable range established by the Articles of Incorporation by amendment to these bylaws. In case of any such increase the Board of Directors shall have power to elect any additional director to hold office until the next shareholders’ meeting at which directors are elected. Any decrease in the number of directors shall take effect at the time of such amendment only to the extent that vacancies then exist; to the extent that such decrease exceeds the number of such vacancies, the decrease shall not become effective, except as further vacancies may thereafter occur by expiration of the term of directors at the next shareholders’ meeting at which directors are elected or otherwise.

4.    Vacancy. If the office of any director becomes vacant, by reason of death, resignation, increase in the number of directors or otherwise, the directors remaining in office, although less than a quorum, may fill the vacancy by the affirmative vote of a majority of such directors.

5.    Selection of Chairman. The Board of Directors, at its first meeting after the annual meeting of shareholders, shall choose a Chairman of the Board from among the directors.

6.    Resignation. Any director may resign at any time by delivering written notice of his or her resignation to the Board of Directors or the Chairman of the Board. Any such resignation shall take effect upon such delivery or at such later date as may be specified therein. Any such notice to the Board of Directors may be addressed to it in care of the Secretary.

7.    Duties of the Chairman of the Board. The Chairman of the Board shall preside at meetings of the Board of Directors, and shall have the powers and duties usually and customarily associated with the position of a non-executive Chairman of the Board.

8.    Absence of Chairman. In case of the absence of the Chairman of the Board, the Lead Director or, in the absence of the Lead Director, the Board of Directors member with the longest tenure on the Board of Directors, shall preside at meetings of the Board of Directors.

9.    Termination of Employment. Any director who is an employee of the corporation who ceases to be an employee of the corporation shall immediately tender his or her resignation as a director effective as of the date such employment terminates for consideration by the Board. In the event such employee fails to tender his or her resignation for the Board’s consideration within ten (10) days of the effective date of termination of employment, he or she shall immediately cease to be a director as of the date his or her employment terminates.

ARTICLE VI

COMMITTEES OF THE BOARD OF DIRECTORS

1.    Committees. There shall be an Audit and Ethics Committee, a Compensation and Benefits Committee, a Finance and Strategy Committee and a Corporate Governance and Nominating Committee, and the Board of Directors may create one or more other committees. Each committee of the Board of Directors shall consist of two or more directors of the corporation who shall be appointed by, and shall serve at the pleasure of, the Board of Directors.

2.    Committee Powers and Authority. The Audit and Ethics Committee, the Compensation and Benefits Committee, the Finance and Strategy Committee and the Corporate Governance and Nominating Committee and each such other committee shall have such of the powers and authority of the Board of Directors as may be determined by the Board of Directors. Each committee shall report its proceedings to the Board of Directors. Provisions with respect to the Board of Directors which are applicable to meetings, actions without meetings, notices and waivers of notice and quorum and voting requirements shall also be applicable to each committee.

3.    Composition and Responsibilities of Certain Committees. The composition of the Audit and Ethics Committee, the Compensation and Benefits Committee and the Corporate Governance and Nominating Committee each shall satisfy the independence and other requirements of the New York Stock Exchange and the Securities and Exchange Commission as then in effect. The responsibilities of each of these committees shall be set forth in the committee’s charter as approved by the Board of Directors.

ARTICLE VII

COMPENSATION OF DIRECTORS

The Board of Directors may fix the compensation of the directors for their services, which compensation may include an annual fee, a fixed sum and expenses for attendance at regular or special meetings of the Board of Directors or any committee thereof, and such other benefits as the Board of Directors may determine. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

ARTICLE VIII

MEETINGS OF DIRECTORS;
ACTION WITHOUT A MEETING

1.    Meetings of Directors. Regular meetings of the Board of Directors may be held pursuant to resolutions from time to time adopted by the Board of Directors, without further notice of the date, time, place or purpose of the meeting.

2.    Special Meetings of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board on at least 24 hours’ notice to each director of the date, time and place thereof, and shall be called by the Chairman of the Board or by the Secretary on like notice on the request in writing of a majority of the total number of directors in office at the time of such request. Except as may be otherwise required by the Articles of Incorporation or these bylaws, the purpose or purposes of any such special meeting need not be stated in such notice.

3.    Notice. Notice of any meeting of the Board of Directors may be given by mailing or delivering such notice to each director at the director’s residence or business address or by telephone or electronic transmission as set forth in this Section. Notice of the date, time, place or purpose of a regular or special meeting of the Board of Directors may be given by a form of electronic transmission consented to by the director to whom the notice is given. Any such consent of a director shall be revocable by the director by written notice to the corporation. Any such consent shall be deemed revoked if (i) the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given by electronic transmission shall be deemed given: (a) if by facsimile telecommunication, when directed to a number at which the director has consented to receive notice; (b) if by electronic mail, when directed to an electronic mail address at which the director has consented to receive notice; (c) if by a posting on an electronic network together with separate notice to the director of such specific posting when such notice is directed to an address at which the director has consented to receive notice, upon the later of such posting or the giving of such separate notice; and (d) if by any other form of electronic transmission, when consented to by the director. Any notice shall state the time and place of the meeting. Meetings may be held without notice if all of the directors are present or those not present waive notice before or after the meeting.

4.    Place of Meetings. The Board of Directors may hold its meetings, have one or more offices and, subject to the laws of the Commonwealth of Virginia, keep the share transfer books and other books and records of the corporation, within or without said Commonwealth, at such place or places as it may from time to time determine.

5.    Quorum. At each meeting of the Board of Directors the presence of a majority of the total number of directors in office immediately before the meeting begins shall be necessary and sufficient to constitute a quorum for the transaction of business, and, except as otherwise provided by the Articles of Incorporation or these bylaws, if a quorum shall be present the affirmative vote of a majority of the directors present shall be the act of the Board of Directors. A majority of the directors present at the meeting even if less than a quorum may adjourn or postpone the meeting to a fixed time and place, no further notice of the adjourned or postponed meeting being required.

6.    Actions Without Meetings. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if one or more written consents stating the action taken, signed by each director either before or after the action is taken, are included in the minutes or filed with the corporate records. Such written consents and the signing thereof may be accomplished by one or more electronic transmissions.

7.    Telephone Meetings. Any or all directors may participate in any regular or special meeting of the Board of Directors or any committee thereof, or conduct such meeting, through the use of, any means of communication by which all directors participating may simultaneously hear each other and a director participating in a meeting by this means shall be deemed to be present in person at such meeting.

8.    Waivers. Whenever by statute, the Articles of Incorporation or these bylaws a notice is required to be given, a written waiver thereof; signed by the person entitled to notice, whether before or after the time stated therein, and filed with the corporate records or the minutes of the meeting, shall be equivalent to notice. Attendance of any shareholder or director at any meeting thereof shall constitute a waiver of notice of such meeting by such shareholder or director, as the case may be, except as otherwise provided by statute.

ARTICLE IX

OFFICERS
1.    Officers. The officers of the corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, a President, one or more Vice Presidents, a General Counsel, a Treasurer and a Secretary. The Board of Directors may also appoint a Controller and one or more Executive Vice Presidents, Senior Vice Presidents, Assistant Treasurers, Assistant Controllers and Assistant Secretaries, and such other officers as it may deem necessary or advisable. Any number of offices may be held by the same person. The Board of Directors may authorize an officer to appoint one or more other officers or assistant officers. The officers shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be prescribed from time to time by these bylaws, the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe duties of other officers.

2.    Election of Officers. The Board of Directors, at its first meeting after the annual meeting of shareholders, shall choose the officers, who need not be members of the Board of Directors.

3.    Term. The officers of the corporation shall hold office until their successors are chosen and qualified. Any officer may at any time be removed by the Board of Directors or, in the case of an officer appointed by another officer as provided in these bylaws, by such other officer. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors or, in the case of an officer so appointed, by such other officer.

4.    Resignation. Any officer may resign at any time by delivering notice of his or her resignation to the Board of Directors or the Chairman of the Board. Any such resignation may be effective when the notice is delivered or at such later date as may be specified therein if the corporation accepts such later date. Any such notice to the Board of Directors shall be addressed to it in care of the Chairman of the Board or the Secretary.

ARTICLE X

CHIEF EXECUTIVE OFFICER

Subject to the supervision and direction of the Board of Directors, the Chief Executive Officer shall be responsible for managing the affairs of the corporation. The Chief Executive Officer shall have supervision and direction of all of the other officers of the corporation.

ARTICLE XI

PRESIDENT

The President shall be the chief operating officer of the corporation and shall perform such duties as may be prescribed by these bylaws, or by the Chief Executive Officer. The President shall, in case of the absence or inability of the Chief Executive Officer to act, have the powers and perform the duties of the Chief Executive Officer.

ARTICLE XII

EXECUTIVE VICE PRESIDENTS,
SENIOR VICE PRESIDENTS AND VICE PRESIDENTS

The Executive Vice Presidents, the Senior Vice Presidents and the Vice Presidents shall have such powers and duties as may be delegated to them by the Chief Executive Officer.

ARTICLE XIII

GENERAL COUNSEL
The General Counsel shall be the chief legal officer of the corporation and the head of its legal department. He or she shall, in general, perform the duties incident to the office of General Counsel and shall have such other powers and duties as may be delegated to the General Counsel by the Chief Executive Officer.

ARTICLE XIV

TREASURER

The Treasurer shall be responsible for the care and custody of all the funds and securities of the corporation. The Treasurer shall render an account of the financial condition and operations of the corporation to the Board of Directors or the Chief Executive Officer as often as the Board of Directors or the Chief Executive Officer shall require. He or she shall have such other powers and duties as may be delegated to him or her by the Chief Executive Officer.

ARTICLE XV

CONTROLLER

The Controller shall maintain adequate records of all assets, liabilities and transactions of the corporation, and shall see that adequate audits thereof are currently and regularly made. The Controller shall disburse the funds of the corporation in payment of the just obligations of the corporation, or as may be ordered by the Board of Directors, taking proper vouchers for such disbursements. The Controller shall have such other powers and duties as may be delegated to the Controller by the Chief Executive Officer.

ARTICLE XVI

SECRETARY

The Secretary shall act as custodian of the minutes of all meetings of the Board of Directors and of the shareholders and of the committees of the Board of Directors. He or she shall attend to the giving and serving of all notices of the corporation, and the Secretary or any Assistant Secretary shall attest the seal of the corporation upon all contracts and instruments executed under such seal. He or she shall also be custodian of such other books and records as the Board of Directors or the Chief Executive Officer may direct. He or she shall have such other powers and duties as may be delegated to him or her by the Chief Executive Officer.

ARTICLE XVII

TRANSFER AGENTS AND REGISTRARS;
CAPITAL STOCK

1.    Transfer Agents and Registrars. The Board of Directors may appoint one or more transfer agents and one or more registrars for shares of capital stock of the corporation and may require all certificates for such shares, or for options, warrants or other rights in respect thereof, to be countersigned on behalf of the corporation by any such transfer agent or by any such registrar.

2.    Capital Stock. Shares of capital stock of the corporation may be certificated or uncertificated. Each shareholder, upon written request to the transfer agent of the corporation, shall be entitled to a certificate for shares of capital stock of the corporation in such form as may from time to time be approved by the Board of Directors. The certificates for shares of the corporation shall be numbered and shall be entered on the books of the corporation as they are issued. Each share certificate shall state on its face the name of the corporation and the fact that it is organized under the laws of the Commonwealth of Virginia, the name of the person to whom such certificate is issued and the number and class of shares and the designation of the series, if any, represented by such certificate and shall be signed by the Chief Executive Officer, the President, an Executive or Senior Vice President or a Vice President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary. Any and all signatures on such certificates, including signatures of officers, transfer agents and registrars, may be facsimile. In case any officer who has signed or whose facsimile signature has been placed on any such certificate shall have ceased to be such officer before such certificate is issued, then, unless the Board of Directors shall otherwise determine and cause notification thereof to be given to such transfer agent and registrar, such certificate shall nevertheless be valid and may be issued by the corporation (and by its transfer agent) and registered by its registrar with the same effect as if he were such officer at the date of issue.

ARTICLE XVIII

CONTROL SHARE ACQUISITIONS

Article 14.1 of Chapter 9 of Title 13.1 of the Code of Virginia, titled “Control Share Acquisitions,” shall not apply to acquisitions of shares of the corporation.

ARTICLE XIX

FIXING RECORD DATE

In order to make a determination of shareholders for any purpose, including those who are entitled to notice of and to vote at any meeting of shareholders or any adjournment or postponement thereof, or entitled to express consent in writing to any corporate action without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of capital stock, the Board of Directors may fix in advance a record date which shall not be more than 70 days before the meeting or other action requiring such determination. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders or any adjournment or postponement thereof, entitled to express consent in writing to corporate action without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of capital stock, the date on which notices of the meeting or the requests for written consent are mailed or the date on which the resolution of the Board of Directors declaring or approving such dividend, other distribution, allotment of rights or change, conversion or exchange is adopted, as the case may be, shall be the record date for such determination of shareholders. Except as otherwise expressly prescribed by statute, only shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment or postponement thereof, or entitled to express such consent, or entitled to receive payment of such dividend or other distribution or allotment of rights, or entitled to exercise such rights in respect of change, conversion or exchange, or to take such other action, as the case may be, notwithstanding any transfer of shares on the share transfer books of the corporation after any such record date fixed as aforesaid. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Article, such determination shall apply to any adjournment or postponement thereof unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned or postponed to a date more than 120 days after the date fixed for the original meeting.

ARTICLE XX

REGISTERED SHAREHOLDERS

The corporation shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the Commonwealth of Virginia.
ARTICLE XXI

FISCAL YEAR

The fiscal year of the corporation shall end on December 31 of each year.

ARTICLE XXII

BYLAWS

The Board of Directors and the shareholders shall have the power to make, amend or repeal bylaws of the corporation

November 2017

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